                                                                     Exhibit 2.5


                                 AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         AMENDMENT NO. 2, dated as of October __, 1999 (the "AMENDMENT"), by and among STARWOOD FINANCIAL TRUST, a Maryland real estate investment trust ("STARWOOD"), ST MERGER SUB, INC., a Maryland corporation ("STARWOOD Sub") and TRINET CORPORATE REALTY TRUST, INC., a Maryland corporation ("TRINET").


                                    RECITALS

         A. Starwood, Starwood Sub, and TriNet are parties (the "PARTIES") to that certain Agreement and Plan of Merger dated as of June 15, 1999, as amended through the date hereof (the "ORIGINAL AGREEMENT").

         B. The Parties desire to enter into this Amendment for the purpose of amending certain provisions of the Original Agreement as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein contained, the Parties hereby agree as follows:

         1. EXHIBITS. EXHIBITS H AND I of the Original Agreement are hereby amended and replaced in their entirety with EXHIBITS H AND I to this Amendment, and SCHEDULE G of the Original Agreement is hereby amended and replaced in its entirety by SCHEDULE G to this Amendment.

         IN WITNESS WHEREOF, Starwood, Starwood Sub and TriNet have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 STARWOOD FINANCIAL TRUST



                                 By:  /s/ Jay Sugarman
                                      ----------------------------------------
                                      Name:  Jay Sugarman
                                      Title: President and Chief Executive
                                                Officer



                                 ST MERGER SUB, INC.



                                 By:  /s/ Jay Sugarman
                                      ----------------------------------------
                                      Name:  Jay Sugarman
                                      Title: President and Chief Executive
                                                Officer



                                 TRINET CORPORATE REALTY TRUST, INC.



                                 By:  /s/ Robert W. Holman, Jr.
                                      ----------------------------------------
                                      Name:  Robert W. Holman, Jr.
                                      Title: Chief Executive Officer

                                    EXHIBIT H

                    FORM OF CHARTER OF SURVIVING CORPORATION

                                    EXHIBIT I

                     FORM OF BYLAWS OF SURVIVING CORPORATION

                                   SCHEDULE G

                       DIRECTORS OF SURVIVING CORPORATION


Barry S. Sternlicht         Jeffrey G. Dishner           Robin Josephs
Jay Sugarman                Jonathan D. Eilian           Merrick R. Kleeman
Spencer B. Haber            Madison F. Grose             William M. Matthes
Willis Andersen, Jr.        Robert W. Holman, Jr.        John G. McDonald
Stephen B. Oresman          Kneeland C. Youngblood       [special director]
George R. Puskar